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Exhibit 23.7

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the references to our firm and to the use of our report effective October 1, 2001 for Helmerich & Payne, Inc.'s exploration and production business in the Proxy Statement/Prospectus of Cimarex Energy Co. and Magnum Hunter Resources, Inc. constituting a part of the Registration Statement on Form S-4 of Cimarex Energy Co.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ G. LANCE BINDER G. Lance Binder Executive Vice President

Dallas, Texas
February 24, 2005

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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS